REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Ad Shark, Inc.

We have audited the accompanying balance sheet of Ad Shark, Inc. (A Development Stage Company) (the “Company”) as of December 31, 2011 and the related statements of operations, stockholder equity and cash flows for the period from inception (April 12, 2011) through December 31, 2011. Ad Shark, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ad Shark, Inc. (A Development Stage Company) as of December 31, 2011 and the results of its operations and its cash flows for period from inception (April 12, 2011) through December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith, LLC
Henderson, Nevada
February 7, 2013

De Joya Griffith, LLC ● 2580 Anthem Village Dr. ● Henderson, NV ● 89052
Telephone (702) 563-1600 ● Facsimile (702) 920-8049
www.dejoyagrffith.com

Ad Shark, Inc.

(A Development Stage Company)

Financial Statements

September 30, 2012

(Unaudited)

2

Ad Shark, Inc.

(A Development Stage Company)

Balance Sheet

	(Unaudited)	(Audited)
	September 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash	$3	$-
Other assets	-	49,500
Loan to related parties	297,781	-
Total current assets	297,784	49,500

Property and equipment, net	1,445	2,036
Website, net	40,025	55,777
Total assets	$339,254	$107,313

LIABILITIES AND STOCKHOLDER EQUITY

Current liabilities:
Accounts payable	$8,250	$1,308
Bank overdraft	-	493
Accrued wages payable	103,988	36,875
Line of credit	993	1,010
Total current liabilities	113,231	39,686

Total liabilities	113,231	39,686

Stockholder equity:
Common stock, $.001 par value, 500,000,000 shares authorized; 7,776,098 and 0 issued and outstanding	7,776	-
Additional paid-in capital	495,262	2,285
Subscriptions payable	150,000	155,250
Deficit accumulated during development stage	(427,015)	(89,908)
Total stockholder equity	226,023	67,627

Total liabilities and stockholder equity	$339,254	$107,313

The accompanying notes are an integral part of these financial statements.

F-1

Ad Shark, Inc.

(A Development Stage Company)

Statement of Operations

(Unaudited)

	For the Nine	From Inception	From Inception
	Months Ended	(April 12, 2011)	(April 12, 2011)
	September 30, 2012	to September 30, 2011	to September 30, 2012

Revenues	$2,000	$-	$2,000
Cost of sales	-	-	-
Gross Margin	-	-	-

Operating expenses:
General and administrative expense	34,192	7,416	39,517
Consulting	150,000	-	150,000
Salaries	79,054	36,906	115,960
Marketing and promotion	27,406	29,819	57,225
Depreciation and amortization	26,768	9,851	36,619
Professional fees	25,402	7,985	33,387
Total operating expenses	342,822	91,977	432,708

Loss before other income and expenses	(340,822)	(91,977)	(430,708)

Other income and (expenses):
Interest income	3,682	-	3,682
Other income	40	-	40
Interest expense	(7)	(22)	(29)
Total other income and (expenses)	3,715	(22)	3,693

Net loss	$(337,107)	$(91,999)	$(427,015)

Net loss per share - basic	$(0.06)	$-
Weighted average number of common shares outstanding - basic	5,673,035.00	-

The accompanying notes are an integral part of these financial statements.

F-2

Ad Shark, Inc.

(A Development Stage Company)

Statement of Stockholder Equity

For the Period From Inception (April 12, 2011) through September 30, 2012

(Unaudited)

					Deficit
					Accumulated
			Additional		During
	Common stock		Paid-In	Subscriptions	Development	Total
	Number of Shares	Amount	Capital	Payable	Stage	Stockholder Equity

Balance, Inception (April 12, 2011)	-	$-	$-	$-	$-	$-
Donated capital	-	-	100	-	-	100
Subscriptions received	-	-	-	155,250	-	155,250
Warrants issued for services	-	-	2,185	-	-	2,185
Net loss	-	-	-	-	(89,908)	(89,908)

Balance, December 31, 2011	-	-	2,285	155,250	(89,908)	67,627

Warrants issued for services	-	-	3,445	-	-	3,445
Stock issued for cash	7,776,098	7,776	489,532	(155,250)	-	342,058
Subscription Payable	-	-	-	150,000	-	150,000
Net loss for year	-	-	-	-	(337,107)	(337,107)

Balance, September 30, 2012	$7,776,098	$7,776	$495,262	$150,000	$(427,015)	$226,023

The accompanying notes are an integral part of these financial statements.

F-3

Ad Shark, Inc.

(A Development Stage Company)

Statement of Cash Flows

(Unaudited)

	For the Nine	From Inception	From Inception
	Months Ended	(April 12, 2011)	(April 12, 2011)
	September 30, 2012	to September 30, 2011	to September 30, 2012
Cash flows from operating activities:
Net loss	$(337,107)	$(91,999)	$(427,015)
Adjustments to reconcile net loss to net cash used in operation activities:

Stock for services	150,000	-	150,000
Depreciation and amortization	26,768	9,851	36,619
Warrants granted for services	3,445	2,185	5,630

Changes in operating assets and liabilities:
Loan to related parties	(297,781)	-	(297,781)
Accounts payable	6,941	4,308	8,249
Line of credit	(16)	1,010	994
Accrued liability	67,113	36,875	103,988
Net cash used in operating activities	(380,637)	(37,770)	(419,316)

Cash flows from investing activities:
Computer	-	(2,364)	(2,364)
Website	(10,425)	(65,300)	(75,725)
Net cash used in investing activities	(10,425)	(67,664)	(78,089)

Cash flows from financing activities:
Proceeds from stock subscriptions	391,558	105,750	497,308
Bank overdraft	(493)	493	-
Donated capital	-	100	100
Net cash provided by financing activities	391,065	106,343	497,408

Net change in cash	3	909	3

Cash at beginning of period	-	-	-

Cash - Ending of period	$3	$909	$3

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$22	$22
Cash paid for income taxes	$-	$-	$-

Non-cash investing and financing activities:
Checks received in connection with stock subscriptions that have not been deposited	$-	$49,500	$49,500

The accompanying notes are an integral part of these financial statements.

F-4

Ad Shark, Inc.

(A Development Stage Company)

Notes to Financial Statements

September 30, 2012

(Unaudited)

NOTE 1 – DESCRIPTION OF BUSINESS

History

Ad Shark, Inc. (the “Company”) was incorporated in California on April 12, 2011, as a wholly owned subsidiary of Iconosys, Inc., a privately held California corporation (“Iconosys”) incorporated on November 17, 2009. The shareholders of Iconosys, at their annual shareholder meeting held on July 3, 2012, voted to approve the spin-off of Ad Shark, Inc. from Iconosys. Following the shareholder meeting, the Board of Iconosys approved the spin-off. The shareholders of Iconosys received their pro-rata ownership in Ad Shark, Inc.

Present Operations

Ad Shark, Inc. organizes advertising sales efforts by constructing media and advertising delivery systems for Smartphone and Tablet application developers including the delivery of mobile banners, mobile video, mobile text messaging, and mobile email advertising.

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies for Ad Shark, Inc. (a development stage company) is presented to assist the understanding of the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. The accounting policies conform to generally accepted accounting principles of the United States of America and have been consistently applied in the preparation of the financial statements.

Development Stage

The Company is currently in the development stage as defined in Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 915. The Company has limited revenues, net losses from operations and negative cash flows from operations. Fiscal year end is December 31.

The Company is a start-up venture with little or no operating history and has limited revenues. In its development stages and infancy, the officers of the Company spent considerable time and effort in research and development in order to create a niche in the mobile advertising industry.

Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. As of September 30, 2012, the Company had an accumulated deficit of $427,015. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. The Company is contemplating conducting an offering of its debt or equity securities to obtain additional operating capital. The Company is dependent upon its ability, and will continue to attempt, to secure equity and/or debt financing. There are no assurances that the Company will be successful and without sufficient financing it would be unlikely for the Company to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America, and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).

F-5

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Summary of Significant Accounting Policies

Revenue Recognition

The Company recognizes revenue and gains when earned and related costs of sales and expenses when incurred. The Company recognizes revenue in accordance with Accounting Standards Codification Section 605-10-599, Revenue Recognition, Overall, SEC Materials (“Section 605-10-599”). Section 605-10-599 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the fee is fixed and determinable; and (4) collectability is reasonably assured. Cost of products sold consists of the cost of the purchased goods and labor related to the corresponding sales transaction. When a right of return exists, the Company defers revenues until the right of return expires. The Company recognizes revenue from services at the time the services are completed.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs for the nine months ended September 30, 2012 and the period from April 12, 2011 (inception) to December 31, 2011 totaled $28,956 and $29,819.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Equipment

Equipment is stated at cost, less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which at September 30, 2012 consist of computer equipment, which is 3 years. The cost of repairs and maintenance is charged to expense as incurred. Expenditures for equipment betterments and renewals are capitalized. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income or expense.

The Company will periodically evaluate whether events and circumstances have occurred that may warrant revision of the estimated useful lives of equipment and website development costs or whether the remaining balance of equipment should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the equipment in measuring their recoverability.

Website Development Costs

The Company recognizes the costs associated with developing a website in accordance with FASB ASC 350-50 “Website Development Costs”. Accordingly costs associated with the website consist primarily of website development costs paid to a third party. These capitalized costs are amortized based on their estimated useful life over two years upon the website becoming operational. Internal costs related to the development of website content will be charged to operations as incurred.

Fair Value of Financial Instruments

The Company follows ASC 820-10 of the FASB Accounting Standards Codification to measure the fair value of its financial instruments and disclosures about fair value of its financial instruments. ASC 820-10 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820-10 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The three (3) levels of fair value hierarchy defined by ASC 820-10 are described below:

●	Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

F-6

●	Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

●	Level 3: Pricing inputs that are generally unobservable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, and other current assets, accounts payable and accrued liabilities approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated. It is not, however, practical to determine the fair value of advances from stockholders due to their related party nature.

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Revenue recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. Revenue is recognized on a gross basis with corresponding costs of goods as a reduction to revenue in cost of sales.

Share-based Payments

Generally, all forms of share-based payments, including stock option grants, warrants, restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date. Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expense resulting from share-based payments is recorded as professional fees. Stock based professional fees expense for the nine months ended September 30, 2012 and the period from April 12, 2011 (inception) to December 31, 2011 totaled $3,445 and $2,185.

Earnings (loss) per share

Basic earnings (loss) per common share is computed by dividing net income (loss) available to common shareholders by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per common share is computed by dividing income available to common shareholders by the weighted-average number of shares of common stock outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if potentially dilutive securities had been issued. There were no potentially dilutive securities outstanding during the periods presented.

Cash flows reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

F-7

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an eventual SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recent Accounting Pronouncements

FASB Codification Topic 340-20- Capitalized Advertising Costs

Statement of Position 93-7, Reporting on Advertising Costs , provides CPAs with broad guidance on advertising expenditures. It says advertising costs should be expensed, either as they are incurred or the first time the advertising takes place. SOP 93-7 provides two exceptions: Direct response advertising that meets certain criteria should be capitalized. A company should capitalize and amortize direct response advertising if,

1. Its primary purpose is to elicit sales from customers who can be shown to have responded specifically to the advertising.

2. It results in probable future economic benefits.

It is not management’s position to capitalize advertising costs spent on direct marketing because it would not be cost effective to track future benefits of the advertising costs spent on the direct marketing campaigns.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

NOTE 3 – LOAN TO RELATED PARTIES

The Company has a line of credit extended to Iconosys in the amount of $300,000, bearing interest of 4%. The line of credit will terminate on January 1, 2014 unless extended. At September 30, 2012 and December 31, 2011 the Company had advanced a total of $293,050 and $0 to Iconosys on the line of credit. At September 30, 2012 and December 31, 2011 the Company had recorded interest receivable in the amount of $3,682 and $0.

The Company has a loan in the amount of $1,050 to Monster Offers at September 30, 2012. The loan bears no interest and is payable on demand.

NOTE 4 – EQUIPMENT

Equipment consists of the following at September 30, 2012 and December 31, 2011:

	2012	2011
Computer equipment	$2,364	$2,364
Less: accumulated depreciation	919	328
Computer equipment, net	$1,445	$2,036

Depreciation expense for the nine months ended September 30, 2012 and for the period April 12, 2011 (inception) through December 31, 2011 totaled $591 and $328.

NOTE 5 – WEBSITE DEVELOPMENT COSTS

Website development costs consist of the following at September 30, 2012 and December 31, 2011:

	2012	2011
Website	$75,725	$65,300
Less: accumulated amortization	35,700	9,523
Website, net	$40,025	$55,777

Amortization expense for the nine months ended September 30, 2012 and for the period April 12, 2011 (inception) through December 31, 2011 totaled $26,177 and $9,523.

F-8

NOTE 6 – RELATED-PARTY TRANSACTIONS

On August 1, 2011 the Company entered into an employment agreement with its President. The term (“Term”) of employment shall be three (3) years, commencing on the August 1, 2011 and terminating on July 31, 2014 or at a later mutually agreeable date, subject, however, to prior termination due to permanent disability or death of the employee; discontinuance of the business; termination for cause with fifteen days written notice; or termination by either party upon thirty days written notice.

Salary compensation is to be paid at the rate of $88,500 annually, payable on a monthly basis. On the anniversary of employment, this rate will increase 5% annually. Commissions and performance bonuses may also be awarded at the discretion of the company’s Board of Directors. In addition the Company will reimburse for any and all necessary, customary, and usual expenses incurred on behalf of the Company. During the employment term, the President will be eligible to receive bonus payments and as reasonably approved by the Company’s Board of Directors. The President is entitled to the same insurance benefits made available by the Company to other employees, if any. To the extent that key man life insurance coverage can be obtained by the Company under commercially reasonable terms and conditions insuring the life of the President for the primary benefit of the Company, as approved by the Board (“Key-Man Insurance Coverage”), the Company agrees: (i) to pay the insurance premiums for such Key-Man Insurance Coverage; and (ii) to assign approximately 25% of the death benefit payout for such Key-Man Insurance Coverage to the President’s designated beneficiary, minus a reimbursement payment paid to the Company in an amount equal to 25% of the amount of out-of-pocket premium payment expenses already paid by the Company with respect to said insurance policy.

As of September 30, 2012 and December 31, 2011 accrued compensation to the Company’s President totaled $103,988 and $36,875 and is included in current liabilities on the Company’s balance sheet.

Iconosys Agreement

Iconosys is a related party to the Company through Wayne Irving whom is an officer of both entities. Iconosys was the former parent company to Ad Shark, Inc. prior to the spin off in August of 2012.

The Company entered into an Independent Sales Organization Agreement (ISO) on June 10, 2011(“Effective Date”) with Iconosys, Inc., a California corporation. Iconosys, Inc. is an independent sales organization with expertise in the area of telephone sales and mobile marketing or advertising services.

The Company retained Iconosys, Inc. for a two (2) year period, subject to earlier termination by either party on thirty (30) days’ prior written notice to the other party. The Company agreed to pay Iconosys, Inc. the lesser of 20% gross revenues or 60% “net revenues” paid to the Company for any products or services sold by the Company to customers in connection with Iconosys’s performance of the Services, including directory listing revenues paid by Customers to the Company for subscriptions for the Company’s Travel America Visitor Guide service that have been solicited or marketed by i5. Net revenues refers to sales revenues after costs of goods/services sold, and which costs of goods/services sold shall include any fees and payments in connection with specific sales campaigns in question such as labor, sales commissions paid, internet fees, filing fees, agency fees, advertising third party fees and other third party payments. The commissions paid to Iconosys shall be paid by the Company on a calendar monthly basis and on or about the 10th day of each month, for applicable gross revenues actually received by the Company during the prior calendar month. Each such Commission payment will include a written accounting explaining the basis for the payment (e.g. the total amount of applicable gross revenues on which the applicable payment was based). The parties agree that Iconosys shall have the right to inspect and audit the Company’s books and records no more than two (2) times per calendar quarter for purposes of confirming the accuracy of commission payments made by the Company. Iconosys will pay the full cost of any such audits, except that audit costs will be reimbursed by the Company in the event that an audit reveals an underpayment by the Company in excess of 10%. The Company shall have the right to either (i) receive reimbursement of Commission payments previously made by the Company to Iconosys, Inc, or (ii) offset reimbursement obligations against future Commission payment obligations.

On May 2, 2011, the Company entered into an agreement with Iconosys, Inc. for services and workstation rental. The agreement can be terminated upon thirty days written notice by either party. The monthly fee is $500 for the workstation rental, and the mutually agreed fair market value for the services to be rendered.

Spinoff

On August 26, 2012 the Company’s Board of Directors approved an action taken by the shareholders of Iconosys, Inc., a related party, in which the shareholders of Iconosys, Inc. approved the spinoff of all Ad Shark, Inc. common stock shares held by Iconosys, Inc. as a stock distribution to Iconosys shareholders on a pro-rata basis, based on the relative percentage of equity in Iconosys, Inc. that each such shareholder held on the spinoff date.

Line of Credit with Iconosys

The Company approved the issuance of a line of credit in the amount of $300,000 to Iconosys, Inc. bearing interest at 4%. The line of credit will terminate on January 1, 2014 unless extended. Prior to the spinoff of Ad Shark in August of 2012, Iconosys owned all of the outstanding shares of Ad Shark, Inc.

F-9

Loan Receivable- Related Party

The Company has a loan in the amount of $1,050 to Monster Offers at September 30, 2012. The loan bears no interest and is payable on demand. Monster Offers is a related party to the Company because its chief executive officer Wayne Irving is also a director of the Company. Monster Offers merged with Ad Shark in Nov of 2012 which is described in note 9.

NOTE 7 – EQUITY

As of December 31, 2011 the Company had received stock subscriptions for 3,105,000 common shares with total proceeds of $155,250. Of the $155,250 proceeds, $49,500 had not been deposited by the Company during the year ended December 31, 2011 and is included in other current assets. The total proceeds of $49,500 were deposited in the Company’s bank account at various times between January 25, 2012 and February 16, 2012. The Company had no share issued and outstanding at December 31, 2011.

In the nine months ended September 30, 2012 the Company issued 7,776,098 common shares of which 3,105,000 were from stock subscriptions from 2011 for $155,250 cash and 4,671,098 shares were for $342,058 cash. The Company has two consulting contracts for services rendered before September 30, 2012 which requires them to issue 3,000,000 common shares in total. The Company recorded a stock payable of $150,000 which valued the consultant’s services at the fair market value of $.05. The fair market value of $0.05 was based on the stock for cash transactions price per share. This resulted in an expense of $150,000 being recorded.

Warrants

On October 17, 2011 the Company granted warrants to two legal firms to purchase 43,700 shares of the Company’s common stock for legal services rendered in 2011. The warrants were valued based on the fair value of the services of $2,185 and recorded as additional paid-in capital.

On February 8, 2012 the Company issued 17,200 warrants (“the Chabner Warrants”) to acquire 17,200 shares of common stock of the Company. The warrants were issued for legal services provided to the Company with a fair value of $860.

On February 8, 2012 the Company issued 1,700 warrants (“The Konno Warrants”) to acquire 1,700 shares of common stock of the Company. The warrants were issued for legal services provided to the Company with a fair value of $85.

On August 5, 2012 the Company issued 25,000 warrants (“The Abrams Warrants”) for services provided to the Company by Ronald P. Abrams as the Company’s Chief Executive Officer, President and Director. The warrants were valued based on the fair value of the services of $1,250 and recorded as additional paid in capital.

On August 5, 2012 the Company issued 25,000 warrants (“The Povondra Warrants”) for services provided to the Company by William F. Povondra as Secretary and Director. The warrants were valued based on the fair value of the services of $1,250 and recorded as additional paid in capital.

The following table summarizes information about stock warrants granted to legal firms for the nine months ended September 30, 2012 and for the period from April 12, 2011 (inception) through December 31, 2011:

	September 30, 2012		December 31, 2011
		Weighted		Weighted
	Number of	Average Price	Number of	Average Price
	Shares	Per Share	Shares	Per Share
Balance at beginning of year	43,700	$0.01	-	-
Granted	68,900	0.01	43,700	$0.01
Expired / Cancelled	-	-	-	-
Forfeited	-	-	-	-
Exercised	-	-	-	-
Balance at December 31, 2011	112,600	$0.01	43,700	$0.01

F-10

The following table summarizes information about stock warrants outstanding as of September 30, 2012:

September 30, 2012
	Warrants Outstanding			Warrants Exercisable
		Weighted
		Average	Weighted		Weighted
Range of	Number	Remaining	Average	Number	Average
Exercise	Outstanding at	Contractual	Exercise	Exercisable at	Exercise
Prices	September 30, 2012	Life	Price	September 30, 2012	Price

$0.01	43,700	2.08	$0.01	43,700	$0.01
$0.01	17,200	2.35	$0.01	17,200	$0.01
$0.01	1,700	2.35	$0.01	1,700	$0.01
$0.01	25,000	2.85	$0.01	25,000	$0.01
$0.01	25,000	2.85	$0.01	25,000	$0.01

$0.01	112,600		$0.01	112,600	$0.01

The following table summarizes information about stock warrants outstanding as December 31, 2011:

December 31, 2011
	Warrants Outstanding			Warrants Exercisable
Weighted
		Average	Weighted		Weighted
Range of	Number	Remaining	Average	Number	Average
Exercise	Outstanding at	Contractual	Exercise	Exercisable at	Exercise
Prices	December 31, 2011	Life	Price	December 31, 2011	Price

$0.01	43,700	2.83	$0.01	43,700	$0.01

NOTE 8 – SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855 and has determined that other than listed below, no material subsequent events exist through the date of this filing.

On October 10, 2012 the Company issued a “Common Stock Purchase Warrant” to Wayne Irving II a warrant (“The Irving Warrants’) to purchase up to 8,500,000 shares of the Company’s common stock. The warrant is for a three year period beginning on October 10, 2012. The exercise price is $.001 per share, subject to a cashless exercise. On October 10, 2012 Mr. Irving exercised the warrant on a cashless basis and as a result of such exercise received 8,386,667 shares of the Company’s common stock. The remaining 113,333 shares were withheld by the Company in consideration for the exercise of the warrant. The financial statement impact was an increase in common stock in the amount of $8,387 with a corresponding decrease in additional paid in capital.

On October 10, 2012 the Company issued 25,000 of the Company’s common stock to William F. Povondra upon exercise of the Povondra Warrants issued on August 5, 2012.

In October of 2012 the Company advanced an additional $20,000 to Iconosys relative to their line of credit.

In October of 2012 the Company issued 500,000 shares of common stock for $37,500 cash.

For the period of November to January 25, 2013 the Company issued roughly 99,500,332 common shares to Iconosys shareholders in exchange for their shares in Iconosys based on a set exchange rate. As of January 25, 2013 the Company had 107,776,430 common shares issued and outstanding.

On November 9, 2012, Monster Offers, a Nevada corporation, Monster Offers Acquisition Corporation, a Nevada corporation and Ad Shark, Inc., entered into a Acquisition Agreement and Plan of Merger pursuant to which the Monster Offers, through its wholly-owned subsidiary, Monster Offers Acquisition Corporation, acquired Ad Shark in exchange for 27,939,705 shares of Monster Offers unregistered restricted common stock, which were issued to the holders of Ad Shark stock based on their pro-rata ownership. Following the Merger, the Parent will change its corporate name to Monster Mobile Marketing, Inc., which management believes reflects the post-acquisition business focus. The transaction contemplated by the Agreement was intended to be a “tax-free” reorganization pursuant to the provisions of Section 351 and 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

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